Exhibit 99.1

CareCloud Pays Off Credit Line, Signs an Updated Credit Facility Agreement

SOMERSET, N.J., October 28, 2024 (GLOBE NEWSWIRE) — CareCloud, Inc. (the “Company”) (Nasdaq: CCLD, CCLDO, CCLDP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced that it has fully paid down its credit facility line with Silicon Valley Bank (“SVB”), achieving a key 2024 objective. Additionally, CareCloud requested and secured a reduction in its borrowing fees and lowered its overall revolving credit facility limit.

“We are thrilled to have reached this important strategic milestone,” said Norm Roth, Interim CFO and Corporate Controller of CareCloud. “We started 2024 with a $10 million outstanding balance and a clear goal to significantly increase our free cash flow, allowing us to fully pay down this debt. We are pleased to have accomplished this ahead of schedule, achieving a zero balance at the end of the third quarter.”

“Along with eliminating the credit facility balance — which had been incurring interest expense since the beginning of the year — we sought and achieved a reduction in the available amount of our credit line. This reduction will lower the annual anniversary and unused revolving line facility fees. These savings amount to approximately $140,000 on an annual basis. Moreover, these cost reductions are a small part of a larger plan to accelerate free cashflow and revitalize our business model as we continue to strategically drive efficiencies across the organization,” said Roth.

Pursuant to the Company’s Ninth Loan Modification Agreement, dated October 25, 2024, with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Agreement”), the Company continues to maintain an unused, but available, credit facility line of $10 million. The information contained in this press release is a summary of certain relevant portions of the Agreement and Form 8-K, which are filed with Securities and Exchange Commission.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We do not have an ongoing obligation to update shareholders regarding future proxy or vote trends, even if they are materially different from those experienced to date. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company and

Investor Contact:

Stephen Snyder

President

CareCloud, Inc.

ir@carecloud.com